Exhibit 10.22

INNODATA INC. 2021 EQUITY COMPENSATION PLAN

PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT

This PERFORMANCE RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”), dated as of [INSERT DATE OF GRANT] (the “Date of Grant”), is delivered by Innodata Inc. (the “Company”) to [INSERT FULL NAME] (the “Participant”).

RECITALS

The Innodata Inc. 2021 Equity Compensation Plan, as amended (the “Plan”) provides for the grant of performance restricted stock units in accordance with the terms and conditions of the Plan. The Committee has decided to make this grant of performance restricted stock units as an inducement for the Participant to promote the best interests of the Company and its stockholders. The Participant hereby acknowledges the receipt of a copy of the Plan and the official Plan prospectus, each of which have been provided with this Agreement. Paper copies of the Plan and the official Plan prospectus are available by contacting the General Counsel of the Company at 201-371-8017 or aagress@innodata.com. This Agreement is made pursuant to the Plan and is subject in its entirety to all applicable provisions of the Plan. Capitalized terms used herein and not otherwise defined will have the meanings set forth in the Plan.

For this Agreement to be valid, the Participant must return a copy of this Agreement to Amy Agress, SVP and General Counsel, Innodata Inc., email aagress@innodata.com.

1.Grant of Performance Restricted PRSUs. Subject to the terms and conditions set forth in this Agreement and in the Plan, the Company hereby grants the Participant, as of the Date of Grant, performance restricted stock units (the “PRSUs”) under the Plan entitling the Participant to receive a number of shares of common stock of the Company (“Company Stock”), if any, if and when the applicable vesting criteria are satisfied. Each PRSU represents the right of the Participant to receive a share of Company Stock (a “Share”) on the applicable payment date, if any, set forth in Section 5 below. The initial number of PRSUs that shall be used to determine the Participant’s rights pursuant to this grant is [INSERT # OF TARGET PRSUs] (the “Target PRSUs”). The number of Target PRSUs shall be used solely to calculate the number of shares of Company Stock that may be payable to the Participant under this Agreement. The number of shares of Company Stock that may be payable to the Participant under this Agreement shall be determined based upon actual results at the end of the applicable Performance Period (as defined in Exhibit A), as determined by the Committee in its sole discretion, and may be less than or greater than the Target PRSUs.

2.Stock Unit Account. PRSUs represent hypothetical shares of Company Stock, and not actual shares of stock. The Company shall establish and maintain a Stock Unit account, as a bookkeeping account on its records, for the Participant and shall record in such account the number of PRSUs granted to the Participant. No shares of Company Stock shall be issued to the Participant at the time the grant is made, and the Participant shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company with respect to any PRSUs recorded in the Stock Unit account. The Participant shall not have any interest in any fund or specific assets of the Company by reason of this award or the Stock Unit account established for the Participant.

3.Vesting.

(a)The PRSUs shall initially be unvested and shall vest only in accordance with the performance and/or service vesting provisions set forth in Exhibit A attached hereto. Any outstanding PRSUs that do not vest in accordance with Exhibit A shall be immediately cancelled, and the Participant shall thereupon cease to have any right or entitlement to receive any shares of Company Stock with respect to those cancelled PRSUs.

(b)The vesting of the PRSUs shall be cumulative, but shall not exceed 100% of the PRSUs.

4.Termination of PRSUs. Except as set forth in Exhibit A, if the Participant ceases to be employed by, or provide service to, the Company (or a Subsidiary of the Company) for any reason before all of the PRSUs vest, any unvested PRSUs shall automatically terminate and shall be forfeited as of the date of the Participant’s termination of employment or service. No payment shall be made with respect to any unvested PRSUs that terminate as described in this Section 4.

5.Payment of PRSUs and Tax Withholding.

(a)If and when the PRSUs are earned and vest in accordance with Exhibit A, the Company shall issue to the Participant one share of Company Stock for each earned and vested PRSU. The number of earned and vested PRSUs may be more or less than the Target PRSUs, as determined by the Committee in its sole discretion based upon the level of attainment of the Performance Objectives at the end of the applicable Performance Period (as defined in Exhibit A). Payment of any PRSUs that vest shall be made as set forth in Exhibit A.

(b)All obligations of the Company under this Agreement shall be subject to the rights of the Company as set forth in the Plan to withhold amounts required to be withheld for any taxes, if applicable. The Participant shall be required to provide for the payment of, any federal, state, local or other taxes with respect to the PRSUs. Subject to Committee approval, the Participant may elect to satisfy any withholding tax obligation of the Employer with respect to the PRSUs by having shares of Company Stock withheld to satisfy an amount equal to the amount of any FICA, federal income, state, local and other tax liabilities required by law to be withheld with respect to the PRSUs.

(c)The obligation of the Company to deliver Company Stock shall also be subject to the condition that if at any time the Committee shall determine in its discretion that the listing, registration or qualification of the shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance of shares, the shares may not be issued in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

(d)In no event will any fractional shares be issued. Any fractional PRSUs resulting from the vesting of the PRSUs in accordance with the terms of the Agreement and Exhibit A shall be rounded down to the nearest whole number.

6.No Stockholder Rights; Dividend Equivalents. Neither the Participant, nor any person entitled to receive payment in the event of the Participant’s death, shall have any of the rights and privileges of a stockholder with respect to shares of Company Stock, including voting or dividend rights, until certificates for shares have been issued upon payment of PRSUs. The Participant acknowledges that no election under Section 83(b) of the Code is available with respect to PRSUs. Notwithstanding the foregoing, the Committee may grant to the Participant Dividend Equivalents on the shares underlying the PRSUs prior to the applicable Vesting Date, which shall be credited to the Stock Unit account for the Participant and will be paid or distributed in accordance with this Agreement and the Plan.

7.Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. The grant and payment of the PRSUs are subject to the provisions of the Plan and to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (a) rights and obligations with respect to withholding taxes, (b) the registration, qualification or listing of the shares of Company Stock, (c) changes in capitalization of the Company and (d) other requirements of applicable law. The Committee shall have the authority to interpret and construe the PRSUs pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder.

8.No Service or Other Rights. The grant of the PRSUs shall not confer upon the Participant any right to be employed by, retained by or in the service of the Company (or a Subsidiary of the Company) and shall not interfere in any way with the right of the Company (or a Subsidiary of the Company) to terminate the Participant’s employment or service at any time.

9.Assignment and Transfers. Except as the Committee may otherwise permit pursuant to the Plan, the rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate, or otherwise dispose of the PRSUs or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, the Company may terminate the PRSUs by notice to the Participant, and the PRSUs and all rights hereunder shall thereupon become null and void. The rights and protections of the Company hereunder shall extend to any successors or assigns of the Company and to the Company’s parents, subsidiaries, and affiliates. This Agreement may be assigned by the Company without the Participant’s consent.

10.Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the conflicts of laws provisions thereof.

11.Notice. Any notice to the Company provided for in this instrument shall be addressed to the Company in care of the General Counsel at the corporate headquarters of the Company, and any notice to the Participant shall be addressed to such the Participant at the current address shown on the records of the Company. Any notice shall be delivered by hand or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service or by electronic mail to legal@innodata.com.

12.Company Policies. The Participant agrees that, subject to the requirements of applicable law, the PRSUs, and the right to receive and retain any Company Stock covered by this Agreement, shall be subject to any applicable clawback or recoupment policies, share trading policies and other policies that may be implemented by the Board or imposed under applicable rule or regulation from time to time.

13.Application of Section 409A of the Code. This Agreement is intended to be exempt from Section 409A of the Code under the “short-term deferral” exception and to the extent this Agreement is subject to Section 409A of the Code, it will in all respects be administered in accordance with Section 409A. Notwithstanding the foregoing, if the PRSUs constitute “deferred compensation” under Section 409A of the Code and the PRSUs become vested and settled upon the Participant’s termination of employment, payment with respect to the PRSUs shall be delayed for a period of six months after the Participant’s termination of employment if the Participant is a “specified employee” as defined under Section 409A of the Code and if required pursuant to Section 409A of the Code. If payment is delayed, the PRSUs shall be settled and paid within thirty (30) days after the date that is six (6) months following the Participant’s termination of employment. Payments with respect to the PRSUs may only be paid in a manner and upon an event permitted by Section 409A of the Code, and each payment under the PRSUs shall be treated as a separate payment, and the right to a series of installment payments under the PRSUs shall be treated as a right to a series of separate payments. In no event shall the Participant, directly or indirectly, designate the calendar year of payment. The Company may change or modify the terms of this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and the Participant has executed this Agreement, effective as of the Date of Grant.

INNODATA INC.

Name: Jack Abuhoff
Title: Chief Executive Officer

I hereby accept the award of PRSUs described in this Agreement, and I agree to be bound by the terms of the Plan and this Agreement. I hereby agree that all decisions and determinations of the Committee with respect to the PRSUs shall be final and binding.

Date	Participant

Exhibit A

Vesting of Performance Restricted Stock Units